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                                                                    EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER

                               DATED MAY 28, 1996

                                  BY AND AMONG

                              OLSTEN CORPORATION,

                           LAWYERS ACQUISITION CORP.

                                      AND

                                CO-COUNSEL, INC.
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                                                    TABLE OF CONTENTS
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                                                        ARTICLE I
                                                        THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.1      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.3      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE II

                                               EFFECT OF THE MERGER ON THE
                                      CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                                                 EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .   3

         Section 2.1      Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (a)      Conversion Number for Co-Counsel Common Stock; Capital Stock of Merger Sub  . . . . . . . .   3
                 (b)      Cancellation of Treasury Stock and Other Co-Counsel Common Stock  . . . . . . . . . . . . .   4
                 (c)      Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.2      Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (a)      Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (b)      Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (c)      Distributions with Respect to Unexchanged Shares  . . . . . . . . . . . . . . . . . . . . .   7
                 (d)      No Further Ownership Rights in Co-Counsel Common Stock  . . . . . . . . . . . . . . . . . .   7
                 (e)      No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (f)      Termination of Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (g)      No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (h)      Investment of Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (i)      Co-Counsel Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                       ARTICLE III
                                              REPRESENTATIONS AND WARRANTIES
                                                      OF OLSTEN AND   . . . . . . . . . . . . . . . . . . . . . . . .   9
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         Section 3.1      Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.2      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.3      Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.4      SEC Documents; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.5      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.6      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.8      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.9      Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.10     Operation of Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.11     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                        ARTICLE IV
                                       REPRESENTATIONS AND WARRANTIES OF CO-COUNSEL . . . . . . . . . . . . . . . . .  14

         Section 4.1      Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.2      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.3      Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.4      SEC Documents; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.5      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.6      No Undisclosed Material Liabilities;
                          Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.8      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.9      Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.10     Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.11     Permits; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.12     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.13     Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.14     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.15     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.16     Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.17     Transaction Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.18     Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.19     Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.20     Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.21     Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.22     Relationships with Clients  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
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         Section 4.23  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                        ARTICLE V
                                            COVENANTS OF OLSTEN AND CO-COUNSEL
                                                    PENDING THE MERGER  . . . . . . . . . . . . . . . . . . . . . . .  26

         Section 5.1   Ordinary Course  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.2   Governing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.3   Issuance of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.4   Dividends; Changes in Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.5   Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.6   No Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.7   No Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.8   Indebtedness; Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.9   Advice of Changes; Governmental Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.10  Employee Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.11  No Dissolution, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.12  No Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.13  Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.14  Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                        ARTICLE VI
                                                  ADDITIONAL AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . .  30

         Section 6.1   Preparation of S-4 and Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.2   Letters of Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.3   Accounting Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.4   Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 6.5   Meeting of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.6   Legal Conditions to Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.7   Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.8   Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.9   Stock Options; Co-Counsel Warrants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.10  Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.11  Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.12  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.13  Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.14  Additional Agreements; Reasonable Efforts.   . . . . . . . . . . . . . . . . . . . . . . . . .  36
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                                                       ARTICLE VII
                                                   CONDITIONS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . .  38

         Section 7.1   Conditions to Obligations of Each Party
                          to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (a)   Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (b)   NYSE Listing . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (c)   Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (d)   S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (e)   No Injunction or Restraints . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.2   Additional Conditions to Obligations of
                       Olsten and Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (a)   Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (b)   Agreements and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (c)   No Pending Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (d)   Affiliate Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (e)   Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (f)   Appraisal Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (g)   Opinion of Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.3   Additional Conditions to Obligation of Co-Counsel . . . . . . . . . . . . . . . . . . . . . . .  40
                 (a)   Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 (b)   Agreements and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 (c)   Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 (d)   Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                       ARTICLE VIII
                                            TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . .  41

         Section 8.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 8.2   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.3   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.4   Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                        ARTICLE IX
                                                    GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .  42

         Section 9.1   Non-Survival of Representations, Warranties,
                       Covenants and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
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         Section 9.2      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.3      Interpretation; Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.4      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.5      Entire Agreement; No Third Party Beneficiaries;
                          Rights of Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.6      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.7      No Remedy in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.8      Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.9      Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.10     Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.11     Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

EXHIBITS

            Exhibit I  --   Plan of Merger
            Exhibit II --   Articles of Merger
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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated May 28, 1996 (the "Agreement"), by and among Olsten Corporation, a Delaware corporation ("Acquiror"), Lawyers Acquisition Corp., a Texas corporation that is a direct wholly-owned subsidiary of Olsten ("Merger Sub") and Co-Counsel, Inc., a Texas corporation ("Co-Counsel").

         WHEREAS, the Boards of Directors of Olsten, Merger Sub and Co-Counsel have each determined that it is in the best interests of their respective shareholders for Merger Sub to merge with and into Co-Counsel upon the terms and subject to the conditions set forth herein (the "Merger"), and have adopted the Plan of Merger in the form attached hereto as Exhibit I (the "Plan of Merger");

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

         WHEREAS, Olsten, Merger Sub and Co-Counsel desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, subject to the terms and conditions set forth herein, Olsten, Merger Sub and Co- Counsel hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

         Section 1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, Articles of Merger in the form attached hereto as
Exhibit II (the "Articles of Merger") shall be duly prepared, executed and acknowledged by Co-Counsel and Merger Sub and thereafter delivered to the Secretary of State of the State of Texas, for
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filing as provided in the Texas Business Corporation Act (the "TBCA"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Texas pursuant to the TBCA (the "Effective Time").

         Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the second Business Day (as defined below) after the latest to occur of the conditions set forth in Article VII each having been fulfilled or having been waived in accordance with this Agreement (the "Closing Date"), at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York 10036, unless another date or place is agreed to in writing by the parties hereto. For purposes of this Agreement, "Business Day" means any day other than: (i) a Saturday or Sunday; and (ii) a day on which banks in the State of New York or Texas are required or permitted to be closed.

         Section 1.3      Effects of the Merger.  (a)  At the Effective Time:
(i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into Co-Counsel and Co-Counsel shall be the surviving corporation (Merger Sub and Co-Counsel are sometimes referred to herein as the "Constituent Corporations" and Co-Counsel is sometimes referred to herein as the "Surviving Corporation"); (ii) all of the outstanding capital stock of Co-Counsel shall be converted as provided in Section 2.1; (iii) the Articles of Incorporation of Co-Counsel as in effect immediately prior to the Effective Time shall be amended as of the Effective Time by operation of this Agreement and by virtue of the Merger, without any further action by the shareholders or directors of the Surviving Corporation, to read in its entirety as the Articles of Incorporation of Merger Sub, except that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended at the Effective Time, to change the name of the Surviving Corporation to Co-Counsel, Inc. and
(iv) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the articles of incorporation of the Surviving Corporation and of the TBCA. At Olsten's election, any direct wholly-owned Subsidiary (as defined in Section 2.1(b) hereof) of Olsten may be substituted for Merger Sub as a constituent corporation in the Merger, PROVIDED that the parties shall have executed an appropriate amendment to this Agreement in form and substance reasonably satisfactory to Olsten and Co-Counsel in order to reflect such substitution.

                 (b) The directors and officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving

Corporation until the successors of all such persons shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and by-laws.

                 (c) At and after the Effective Time, the corporate existence of Co-Counsel, with all its rights, privileges, powers and franchises of a public as well as of a private nature, shall continue unaffected and unimpaired by the Merger. The Merger shall have the effects specified in the TBCA.


                                   ARTICLE II

                          EFFECT OF THE MERGER ON THE
                 CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

         Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Co-Counsel's Common Stock, par value $.01 per share ("Co-Counsel Common Stock"), or any capital stock of Merger Sub:

                 (a) Conversion Number for Co-Counsel Common Stock; Capital Stock of Merger Sub. (i) Subject to Section 2.2(e), each share of Co-Counsel Common Stock which shall be issued and outstanding immediately prior to the Effective Time (other than any shares of Co-Counsel Common Stock to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.1(c)) shall be converted into the right to receive that number (the "Conversion Number") of Olsten's Class B Common Stock, par value $.10 per share ("Class B Stock"), computed in accordance with Section 2.1(a)(ii). As of the Effective Time, all shares of Co-Counsel Common Stock, and each holder of a certificate representing such shares of Co-Counsel Common Stock, shall cease to have any rights with respect thereto, except the right to receive the shares of Class B Stock (and cash in lieu of fractional shares of Class B Stock as contemplated by Section 2.2(e)) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest. If, between the date hereof and the Effective Time, the outstanding shares of Class B Stock and/or Olsten Common Stock, par value $.10 per share ("Olsten Common Stock"), shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be distributed as of a date prior to the Effective Time, or declared with a record date prior to the Effective Time and a distribution date or comparable effective date after the Effective Time, the Conversion Number set forth above shall be appropriately adjusted to reflect such change; provided, however, that the foregoing shall not apply to any issuance by Olsten of Olsten Common Stock upon conversion of Olsten's 4 7/8% Convertible Subordinated Debentures due 2003 as a result of the redemption thereof.

                 (ii) The Conversion Number shall be equal to the quotient obtained by dividing (x) 420,000 by (y) the sum of (A) the number of shares of Co-Counsel Common Stock outstanding immediately prior to the Effective Time (including shares of Co-Counsel Common Stock issued to the public as part of the Units referred to in Section 4.2(b), but excluding shares of Co-Counsel Common Stock issuable as part of any Units acquired upon exercise of any Representatives' Warrants (as defined below)) and (B) the number of shares of Co-Counsel Common Stock issuable upon exercise in full of all options and other rights to purchase or otherwise acquire Co-Counsel Common Stock (other than the Co-Counsel Warrants and the Representatives' Warrants, both as defined in
Section 4.2(b)), whether or not vested, which are outstanding immediately prior to the Effective Time. The number of shares of Co-Counsel Common Stock that are issuable as described in clause (B) above shall exclude shares that presently are reserved for issuance upon exercise of options that will be cancelled or terminated in accordance with the applicable option plan and any option agreement relating to such option, prior to the Effective Time.

                 (iii) Each share of the capital stock of Merger Sub which shall be issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                 (b) Cancellation of Treasury Stock and Other Co-Counsel Common Stock. All shares of Co-Counsel Common Stock and all other shares of capital stock of Co-Counsel that are owned by Co-Counsel as treasury stock and any shares of Co-Counsel Common Stock or other shares of capital stock of Co-Counsel owned by Co-Counsel, Olsten or any wholly-owned Subsidiary of Olsten, shall be canceled and retired and shall cease to exist and no stock of Olsten or of Merger Sub or other consideration shall be delivered in exchange therefor.

                 As used in this Agreement, the word "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any

Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                 (c) Dissenting Shares. (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Co-Counsel Common Stock held by a holder who has demanded and perfected his demand for appraisal of such Co-Counsel Common Stock in accordance with the TBCA and as of the Effective Time has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), shall not be converted into or represent the right to receive shares of Class B Stock (or cash in lieu of fractional shares of Class B Stock as contemplated by Section 2.2(e)) for such shares of Co-Counsel Common Stock pursuant to Section 2.1(a), but the holder thereof shall only be entitled to such rights as are granted by the TBCA.

                          (ii)  Notwithstanding the provisions of Section
2.1(c)(i), if any holder of shares of Co-Counsel Common Stock who demands appraisal of such Co-Counsel Common Stock under the TBCA shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's shares of Co-Counsel Common Stock shall automatically be converted into and represent only the right to receive the shares of Class B Stock (and cash in lieu of fractional shares of Class B Stock as contemplated by Section 2.2(e)) to be issued or paid in consideration therefor for such Co-Counsel Common Stock as provided in Section 2.1(a), without interest thereon, upon surrender of the certificate or certificates representing such shares of Co-Counsel Common Stock in accordance with Section 2.2.

                 Co-Counsel shall give Olsten (A) prompt notice of any written demands for appraisal of any shares of Co-Counsel Common Stock, withdrawals of such demands, and any other instruments served pursuant to the TBCA and received by Co-Counsel and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the TBCA. Co-Counsel shall not, except with the prior written consent of Olsten, voluntarily make any payment with respect to any demands for appraisal of any shares of Co-Counsel Common Stock or offer to settle or settle any such demands.

         Section 2.2      Exchange of Certificates.

                 (a) Exchange Agent. As of the Effective Time, Olsten shall deposit, or shall cause to be deposited, with Chemical Mellon Shareholder Services, L.L.C., or such other bank or trust company which shall be acceptable to Olsten (the "Exchange Agent"), for the benefit of holders of shares of Co-Counsel Common Stock, for exchange in accordance with this Section 2.2, through the Exchange Agent, certificates representing the shares of the Class B Stock (such shares of Class B Stock, together with (i) any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger and (ii) any cash delivered to the Exchange Agent to be delivered in lieu of fractional shares as contemplated by Section 2.2(e), being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.1 in exchange for outstanding shares of Co-Counsel Common Stock. The Exchange Agent shall deliver, pursuant to irrevocable instructions, the shares of Class B Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Co-Counsel Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Class B Stock pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Olsten and Co-Counsel may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Class B Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Olsten, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that number of whole shares of Class B Stock (and cash in lieu of fractional shares) which such holder has the right to receive pursuant to this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Co-Counsel Common Stock which is not registered in the transfer records of Co-Counsel, certificates representing the proper number of shares of Class B Stock may be issued to a transferee if the Certificate representing such Co-Counsel Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender one or more certificates representing shares of Class B Stock and cash in lieu of any fractional shares of Class B Stock as contemplated by this
Section 2.2. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Class B Stock held by it from time to time hereunder.

                 (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Class B Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Class B Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates representing whole shares of Class B Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Class B Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Class B Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Class B Stock.

                 (d) No Further Ownership Rights in Co-Counsel Common Stock. All shares of the Class B Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Co-Counsel Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Co-Counsel on such shares of Co-Counsel Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Co-Counsel Common Stock which were outstanding immediately prior to the
Effective Time.   If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                 (e) No Fractional Shares. No certificate or scrip representing fractional shares of Class B Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Olsten. Notwithstanding any other provision of this Agreement, each holder of shares of Co-Counsel Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Class B Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Class B Stock multiplied by the Average Price. For purposes of this Agreement, "Average Price" means the average closing price of Olsten Common Stock on the New York Stock Exchange (the "NYSE") during the ten trading days immediately prior to the Effective Time.

                 (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of Class B Stock made available to the Exchange Agent which remains undistributed for 180 days after the Effective Time shall be delivered to Olsten, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Olsten for delivery of certificates representing Class B Stock and any cash in lieu of fractional shares of Class B Stock and any dividends or distributions with respect to Class B Stock.

                 (g) No Liability. Neither Olsten, Merger Sub, Co-Counsel nor the Exchange Agent shall be liable to any holder of shares of Co-Counsel Common Stock or Class B Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund (or by Olsten after the Exchange Fund has terminated) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. At such time as any amounts remaining unclaimed by holders of any such shares would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.3(c)), such amounts shall, to the extent permitted by applicable law, become the property of Olsten free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                 (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Olsten, on a daily basis. Any interest and other income resulting from such investments shall be paid to Olsten.

                 (i) Co-Counsel Affiliates. Certificates surrendered for exchange by any Co-Counsel Affiliate (as defined in Section 4.22) shall not be exchanged for certificates representing Class B Stock until Olsten has received a written agreement from such Co-Counsel Affiliate as provided in Section 6.7.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF OLSTEN AND MERGER SUB

         Except as set forth in this Agreement or Olsten's disclosure schedule previously delivered to Co-Counsel (the "Olsten Disclosure Schedule"), Olsten and Merger Sub hereby represent and warrant to Co-Counsel as follows:

         Section 3.1 Organization, Standing and Power. Each of Olsten and Merger Sub: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure so to be in good standing, qualified or licensed does not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.3). Each of Olsten and Merger Sub has heretofore made available to Co-Counsel complete and correct copies of its presently effective certificate of incorporation and by-laws.

         Section 3.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of Olsten consists of 110,000,000 shares of Olsten Common Stock, 50,000,000 shares of Class B Stock and 250,000 shares of Preferred Stock, par value $.10 per share ("Olsten Preferred Stock"). As of May 15, 1996, 50,661,229 shares of Olsten Common Stock and 14,055,519 shares of Class B Stock were issued and outstanding and no shares of Olsten Preferred Stock were issued or outstanding.

                 (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by Olsten.

                 (c) All outstanding shares of Olsten Common Stock and Class B Stock are, and all shares of Class B Stock which are to be issued pursuant to the Merger (and, after the Effective Time, upon the exercise of Co-Counsel Warrants and Co-Counsel Stock Options (as defined in Section 6.9)) will be, when issued in accordance with the respective terms thereof, validly issued, fully paid and nonassessable and not subject to preemptive rights. Each share of Class B Stock to be issued in the Merger will be immediately convertible, at no expense to the shareholder, into one share of Olsten Common Stock and such shares of Olsten Common Stock have been reserved for issuance upon such conversion. Except as set forth in this Section 3.2 and in the Olsten SEC Documents (as defined in Section 3.4), there are outstanding: (i) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"), shares of capital stock or other voting securities of Olsten; (ii) no securities of Olsten or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Olsten or any of its Subsidiaries; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Olsten or any of its Subsidiaries is a party or by which it is bound obligating Olsten or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Olsten or any of its Subsidiaries or obligating Olsten or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not, as of the date hereof, and there will not be at the Effective Time, any shareholder agreements, voting trusts or other agreements or understandings to which Olsten is a party or by which it is bound relating to the voting of any shares of the capital stock of Olsten.


         Section 3.3 Authority Relative to this Agreement. (a) Olsten and Merger Sub have all necessary corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Olsten and Merger Sub and the consummation by Olsten and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary
corporate action on the part of Olsten and Merger Sub.   The Plan of Merger has
been duly adopted by the Board of Directors of Merger Sub. This Agreement has been duly executed and delivered by Olsten and Merger Sub and assuming this Agreement constitutes the valid and binding agreement of Co-Counsel, constitutes the legal, valid and binding obligation of Olsten and Merger Sub, enforceable against Olsten and Merger Sub in accordance with its terms.

                 (b) The execution and delivery of this Agreement by Olsten and Merger Sub do not, and the consummation of the transactions contemplated hereby by

Olsten and Merger Sub will not: (i) conflict with, or result in any violation or breach of, any provision of the currently effective certificate of incorporation or by-laws of Olsten or Merger Sub or (ii) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.3(c) are duly and timely obtained or made, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions, or provisions (any of the foregoing a "Violation") of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, concession, franchise, license, permit, judgment, order, decree, statute, law, ordinance, rule or regulation to which Olsten or Merger Sub or their assets may be bound, except for such Violations that, individually or in the aggregate, do not have a Material Adverse Effect.

                 (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, administrative agency, commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Olsten or any of its Subsidiaries to validly execute and deliver this Agreement on behalf of Olsten or any of its Subsidiaries or to effect the Merger, except for: (i) (A) the filing with the Securities and Exchange Commission ("SEC") and the effectiveness of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the issuance of the Class B Stock pursuant to this Agreement and the Olsten Common Stock issuable upon conversion of such Class B Stock, as amended or supplemented (such registration statement, as it may be amended or supplemented from time to time, the "S-4") and (B) the filing with the SEC of such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Securities Act, the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (ii) the filing of the Articles of Merger with the Secretary of State of Texas; (iii) such filings and approvals as may be required by applicable state securities or "blue sky" laws and (iv) filings with, and approval of, the NYSE for the listing of the shares of Olsten Common Stock issuable upon conversion of the Class B Stock to be issued pursuant to this Agreement, except where the failure to obtain such consents, approvals, order, authorizations or permits or to make such filings does not have a Material Adverse Effect.

         Section 3.4      SEC Documents; Financial Statements.   (a) The Olsten
Disclosure Schedule sets forth a true and complete list of each report, schedule, registration statement and definitive proxy statement filed by Olsten with the SEC since December 31, 1993 (collectively, the "Olsten SEC Documents"). As of their respective dates: (i) the Olsten SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Olsten SEC Documents and (ii) none of the Olsten SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (b) The financial statements of Olsten included in the Olsten SEC Documents (including the audited financial statements of Olsten and its consolidated Subsidiaries for the fiscal year ended December 31, 1995, included in Olsten's Annual Report on Form 10-K for the fiscal year ended December 31, 1995) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Olsten and its consolidated Subsidiaries as at their respective dates and the consolidated results of operations and the consolidated cash flows of Olsten and its consolidated Subsidiaries for the periods then ended.

         Section 3.5 Information Supplied. None of the information supplied or to be supplied by Olsten for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement in definitive form relating to the meeting of Co-Counsel's shareholders to be held in connection with the Merger, as amended or supplemented (such definitive proxy statement, as it may be amended or supplemented from time to time, the "Proxy Statement") will, at the date such information is supplied to shareholders of Co-Counsel, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4, insofar as it relates to Olsten or Merger Sub or other information supplied by Olsten for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         Section 3.6      Absence of Certain Changes or Events.   Olsten does
not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the best knowledge of Olsten, there is no basis for the assertion of any claim or liability of any nature against Olsten, which is not fully reflected in, reserved against or otherwise described in the financial statements included in the Olsten SEC Documents, except for such indebtedness, obligations or liabilities as would not have a Material Adverse Effect. Except as disclosed in the Olsten SEC Documents or as disclosed in writing by Olsten to Co-Counsel prior to the date hereof, since December 31, 1995, the business of Olsten has been conducted only in the ordinary and usual course and there has not been any material adverse change in its business, properties, operations or financial condition and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect.

         Section 3.7 Litigation. There are (i) no actions, proceedings or claims pending, and (ii) to the knowledge of Olsten, no investigations pending, or actions, proceedings, claims or investigations threatened, in any case, against Olsten or any of its Subsidiaries, before any Governmental Entity which, if adversely decided, individually or in the aggregate would have a Material Adverse Effect. Neither Olsten nor any of its Subsidiaries nor any of their property is subject to any order, judgment, injunction, or decree which, individually or in the aggregate, has a Material Adverse Effect.

         Section 3.8 Taxes. Olsten has filed all tax returns required to be filed by it (including estimated tax returns), has properly determined the taxes due on such returns and has paid all taxes required to be paid as shown on such returns, except in each case, where the failure to do so would not have a Material Adverse Effect.

         Section 3.9 Accounting Matters. To the knowledge of Olsten, neither Olsten nor any of its affiliates has, through the date of this Agreement, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Co-Counsel or any of its affiliates) would prevent Olsten from accounting for the business combination to be effected by the Merger as a pooling-of-interests. As used in this Agreement, the term "affiliate" has the meaning ascribed to it in Regulation 12b-2 promulgated under the Exchange Act.

         Section 3.10 Operation of Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Olsten, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         Section 3.11 Disclosure. No representation or warranty by Olsten in this Agreement and no statement contained in any document or other writing furnished or to be furnished to Co-Counsel or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CO-COUNSEL

         Except as set forth in this Agreement or Co-Counsel's disclosure schedule previously delivered to Olsten (the "Co-Counsel Disclosure Schedule"), Co-Counsel hereby represents and warrants to Olsten and to Merger Sub as follows:

         Section 4.1 Organization, Standing and Power. Co-Counsel (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; (ii) has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure so to be in good standing, qualified or licensed does not, individually or in the aggregate, have a Material Adverse Effect. Co-Counsel has heretofore made available to Olsten complete and correct copies of its presently effective articles of incorporation and by-laws. Co-Counsel has no Subsidiaries and will not have any Subsidiaries at the Effective Time.

         Section 4.2 Capital Structure. (a) The authorized capital stock of Co-Counsel consists of 20,000,000 shares of Co-Counsel Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Co-Counsel Preferred Stock").

                 (b) As of the date hereof, 3,741,500 shares of Co-Counsel Common Stock were issued and outstanding and no shares of Co-Counsel Preferred Stock were issued or outstanding. The Co-Counsel Disclosure Schedule lists all shares of Co-Counsel Common Stock which were reserved for issuance pursuant to Co-Counsel's Stock Option Plan For Non-Employee Directors and Co-Counsel's Employee Stock Option Plan, respectively (collectively, the "Co-Counsel Stock Option Plans") and (ii) no shares of Co-Counsel Common Stock were held by Co-Counsel in its treasury. As of the date hereof, there were outstanding: (i) 1,437,500 redeemable common stock purchase warrants to purchase Co-Counsel Common Stock at an exercise price of $3.75 per share (the "Co-Counsel Warrants") and (ii) non-redeemable warrants to acquire 125,000 Units (as hereinafter defined) at an exercise price of $3.90 per Unit issued to the representatives identified in Co-Counsel's Prospectus dated November 15, 1993 (the "Representatives' Warrants"). Each "Unit" (herein so called) consists of one share of Co-Counsel Common Stock and one Co-Counsel Warrant (collectively, the "Units").

                 (c) All outstanding shares of Co-Counsel Common Stock are and all shares of Co-Counsel Common Stock which may be issued pursuant to the Co-Counsel Stock Option Plans, the Co-Counsel Warrants and the Representatives' Warrants will be, when issued in accordance with the respective terms thereof, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Co-Counsel Disclosure Schedule sets forth all options granted pursuant to the Co-Counsel Stock Option Plans which are outstanding as of the date hereof, the number of shares of Co-Counsel Common Stock for which such options are exercisable, the option exercise price, and the identity of the optionee and which of such options are incentive stock options and which are non-qualified stock options. Except as set forth in this Section 4.2, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Co-Counsel; (ii) no securities of Co-Counsel convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Co-Counsel and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Co-Counsel is a party or by which it is bound obligating Co-Counsel to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Co-Counsel or obligating Co-Counsel to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof, and there will not be at the Effective Time, any shareholder agreements, voting trusts or other agreements or understandings to which Co-Counsel or any of its shareholders is a party or by which it or any of its shareholders is bound relating to the voting of any shares of the capital stock of Co-Counsel.

         Section 4.3      Authority Relative to this Agreement.  (a)
Co-Counsel has all necessary corporate power and corporate authority to execute and deliver this Agreement and, subject with respect to consummation of the Merger, to approval of the Plan of Merger by the affirmative vote of the holders of two-thirds of the outstanding shares of Co- Counsel Common Stock entitled to vote thereon (the "Counsel Vote"), to consummate the transactions contemplated hereby. The Plan of Merger has been duly adopted by the Board of Directors of Co-Counsel. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Co-Counsel, subject, with respect to consummation of the Merger, to approval of the Plan of Merger by the Co-Counsel Vote. This Agreement has been duly executed and delivered by Co-Counsel and, subject, with respect to consummation of the Merger, to approval of the Plan of Merger by the Co-Counsel Vote, and assuming this Agreement constitutes the valid and binding agreement of Olsten and Merger Sub, constitutes the valid and binding obligation of Co-Counsel, enforceable against Co-Counsel in accordance with its terms.

                 (b) The execution and delivery of this Agreement by Co-Counsel do not, and the consummation of the transactions contemplated hereby by Co-Counsel will not: (i) conflict with, or result in any violation or breach of any provision of, the currently effective articles of incorporation or by-laws of Co-Counsel or (ii) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.3(c) are duly and timely obtained or made and the approval of the Plan of Merger by the Co-Counsel Vote has been obtained, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Co-Counsel Benefit Plan (as defined in Section 4.9) or other agreement, obligation, instrument, concession, franchise, license, Co-Counsel Permit (as defined in Section 4.11), judgment, order, decree, statute, law, ordinance, rule or regulation to which Co-Counsel or its assets may be bound, except for such Violations that, individually or in the aggregate, do not have a Material Adverse Effect.

                 (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to Co-Counsel to validly execute and deliver this Agreement on behalf of Co-Counsel by Co-Counsel or to effect the Merger, except for: (i) the filing with the SEC of (A) the Proxy Statement and
(B) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Articles of Merger with the

Secretary of State of the State of Texas and (iii) such filings and approvals as may be required by the applicable state securities or "blue sky" laws.

         Section 4.4      SEC Documents; Financial Statements.   (a)  The
Co-Counsel Disclosure Schedule sets forth a true and complete list of each report, schedule, registration statement and definitive proxy statement ever filed by Co-Counsel with the SEC (collectively, the "Co-Counsel SEC Documents"). As of their respective dates: (i) the Co-Counsel SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Co-Counsel SEC Documents and (ii) none of the Co-Counsel SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (b) The financial statements of Co-Counsel included in the Co-Counsel SEC Documents (including the audited financial statements of Co-Counsel for the fiscal year ended December 31, 1995, included in Co-Counsel's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (the "Counsel 10-K")) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of Co-Counsel and the results of operations and the cash flow of Co-Counsel for the periods then ended.

         Section 4.5 Information Supplied. None of the information supplied or to be supplied by Co-Counsel for inclusion or incorporation by reference in: (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Proxy Statement will, at the date mailed to Co-Counsel's shareholders and at the time of the meeting of Co-Counsel's shareholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to Co-Counsel or other information supplied by Co-Counsel for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4, insofar as it relates to Co-Counsel or other information supplied by Co-Counsel for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         Section 4.6 No Undisclosed Material Liabilities; Absence of Certain Changes or Events. Co-Counsel does not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the best knowledge of Co-Counsel, there is no basis for the assertion of any claim or liability of any nature against Co-Counsel, which is not fully reflected in, reserved against or otherwise described in the financial statements included in the Co-Counsel SEC Documents, except for such indebtedness, obligations or liabilities as would not have a Material Adverse Effect. Except as disclosed in the Co-Counsel SEC Documents or as disclosed in writing by Co-Counsel to Olsten prior to the date hereof of, since December 31, 1995, the business of Co-Counsel has been conducted only in the ordinary and usual course and there has not been any material adverse change in its business, properties, operations or financial condition and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect.


         Section 4.7 Litigation. There are no actions, suits, proceedings, claims (including counterclaims in any action, suit or proceeding in which Co-Counsel or any of its affiliates is a plaintiff) or investigations pending or, to the knowledge of Co-Counsel, threatened against or involving Co-Counsel or any of its present or former directors, officers, employees, consultants, agents, or shareholders, any of its properties, assets or business or any Co-Counsel Benefit Plan that individually or in the aggregate, has a Material Adverse Effect. There are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or orders, judgments, injunctions, awards or decrees of any Governmental Entity, against or involving any of its present or former directors, officers, employees, consultants, agents, or shareholders of Co-Counsel which, individually or in the aggregate, have a Material Adverse Effect. The Co-Counsel Disclosure Schedule contains true, accurate and complete information regarding the status of all such actions, suits, proceedings, claims and investigations, including any settlement proposal or damages estimate communicated to any party, orally or in writing. Co-Counsel has entered into settlement agreements (the "Settlement Agreements") with all of the defendants in the action entitled Of Counsel Enterprises,

Inc. vs. L.C. Wegard & Co., Inc., et al. pending in the United States District Court for the Southern District of Texas, Houston Division (the "IPO Litigation") and has delivered to Olsten true, correct and complete copies of such Settlement Agreements. Other than as set forth in the Settlement Agreements, there are no arrangements, agreements or understandings between Co-Counsel and any of such defendants with respect to the settlement of the IPO
Litigation.   The Settlement Agreements have been duly approved by Co-Counsel's
Board of Directors.

         Section 4.8 Taxes. Co-Counsel has filed all tax returns required to be filed by it (including estimated tax returns), has properly determined the taxes due on such returns and has paid all taxes required to be paid as shown on such returns. The most recent financial statements contained in the Co-Counsel SEC Documents reflect an adequate reserve for all taxes payable by Co-Counsel accrued through the date of such financial statements. All deficiencies for any taxes which have been proposed, asserted or assessed against Co-Counsel have been fully paid, or are fully reflected as a liability in such financial statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in such financial statements. There are no liens for taxes (other than for current taxes not yet due and payable) on the assets of Co-Counsel. The federal, state and foreign income tax returns of Co-Counsel have been examined by and settled with the Internal Revenue Service (the "IRS") or other applicable taxing authority, or the statute of limitations with respect to such years has expired, for all years through 1992. There has been no waiver or extension of the statute of limitations for the assessment of any tax for any taxable year. Co-Counsel is not a party to or bound by any agreement providing for the allocation or sharing of taxes. Co-Counsel has not filed a consent pursuant to or agreed to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). No deficiency for any taxes has been proposed, asserted or assessed with respect to Co-Counsel, no audit or other examination of the tax returns of Co-Counsel is currently in progress and no facts exist which constitute grounds for the assessment of any additional taxes with respect to Co-Counsel or any of its affiliates. Co-Counsel has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. All taxes which are required by the laws of the United States, any state or political subdivision thereof or any foreign country to be withheld or collected by Co-Counsel have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities
or properly deposited as required by applicable laws.   Co-Counsel (i) has not
been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Co-Counsel) and (ii) does not have any liability for the taxes of any person (other than Co-Counsel) under Treas. Reg. Section

1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. For purposes of this Agreement, the term tax (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

         Section 4.9      Benefit Plans.

                 (a) The Co-Counsel Disclosure Schedule contains a true and complete list of each: (i) pension, retirement, savings, profit sharing, stock bonus, deferred compensation, bonus, incentive compensation, stock option, restricted stock, stock purchase, stock appreciation right, salary continuation, severance or termination pay, medical, hospital, dental, cafeteria, flexible spending, dependent care, life or other insurance, disability, fringe benefit, vacation pay, sick pay, holiday, unemployment, employee loan, educational assistance or other employee benefit plan or program, agreement or arrangement and (ii) employment, consulting or severance agreement, in each case, whether written or oral, covering current or former employees, directors or agents of Co-Counsel and maintained, sponsored or contributed to by Co-Counsel, or with respect to which Co-Counsel may be a party or otherwise have any liability (including, but not limited to, any "employee benefit plans", as defined in Section 3(3) of ERISA) (all the
foregoing being herein called the "Co-Counsel Benefit Plans")).   With respect
to the Co-Counsel Benefit Plans, individually and in the aggregate, Co-Counsel has made available to Olsten a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the IRS, if any, (ii) such Co-Counsel Benefit Plan, (iii) any summary plan description relating to such Co-Counsel Benefit Plan, (iv) each trust agreement, insurance contract, annuity contract or other funding vehicle or investment contract relating to a Co-Counsel Benefit Plan, (v) the most recent actuarial report or valuation,
(vi) the latest IRS determination letter and any other IRS ruling relating to a Co-Counsel Benefit Plan and (vii) the premium expenses and claims experience for each Co-Counsel Benefit Plan which is a welfare benefit plan for the three most recent fiscal years and for the period from the beginning of the current fiscal year to the last day of the month preceding the date hereof.

                 (b) Each Co-Counsel Benefit Plan complies, in form and operation, in all material respects, with all applicable laws. No event has occurred with respect to the Co-Counsel Benefit Plans, and there exists no condition or set of circumstances in connection with which Co-Counsel could be subject to any liability under ERISA, the

Code or any other applicable statute, order or governmental rule or regulation, which has a Material Adverse Effect.

                 (c) Each of the Co-Counsel Benefit Plans and related trusts that is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and exempt and, to the knowledge of Co-Counsel, nothing has occurred since such determination to cause any of such Co-Counsel Benefit Plans and related trusts not to qualify under Section 401(a) or be exempt under Section 501(a) of the Code.

                 (d) With respect to the Co-Counsel Benefit Plans, all required returns, reports and descriptions have been appropriately filed and distributed.

                 (e) With respect to the Co-Counsel Benefit Plans, there has been no prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, or any liability for taxes or breach of fiduciary duty and there is no action, suit, grievance, arbitration or other claim with respect to the administration or investment of assets of the Co-Counsel Benefit Plans (other than routine claims for benefits made in the ordinary course of plan administration) pending, or to the knowledge of Co-Counsel, threatened, and Co-Counsel has no knowledge of any facts which are reasonably likely to give rise to any such action, suit, grievance or other claim.

                 (f) Co-Counsel does not maintain, sponsor, or contribute to (or is required to contribute to) any "defined benefit plan" as defined in
Section 3(35) of ERISA, "multiemployer plan" as defined in Section 3(37) of ERISA, or "multiple employer plan" within the meaning of Sections 4063 or 4064 of ERISA. With respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not terminated, currently or formerly maintained or contributed to by Co-Counsel, or any entity which was at any time under common control, determined under Section 414(b), (c), (m) or (o) of the Code, with Co-Counsel, no liability has been incurred, and no event has occurred and no condition exists, which could subject Co-Counsel, directly or indirectly (through an indemnification agreement or otherwise) to any material liability, including, without limitation, any material liability under Section 412, 4971, 4975 or 4980B of the Code or Title IV of ERISA.

                 (g) With respect to the Co-Counsel Benefit Plans, there are no funded benefit obligations for which contributions are due and have not been made or for which contributions have not been properly accrued as required by GAAP, and there are no unfunded benefit obligations which have not been (i) accounted for by reserves (if required by GAAP) or (ii) if required (and to the extent required, if any), properly disclosed in accordance with GAAP or the rules and regulations of the SEC, in the financial statements of Co-Counsel.

                 (h) No Co-Counsel Benefit Plan or other contract or agreement to which Co-Counsel is a party provides life, health or other welfare benefits to retirees or other terminated employees of Co-Counsel or their dependents, other than continuation coverage mandated by Section 4980B of the Code or any state law requiring similar continuation coverage.

                 (i) The audited balance sheet of Co-Counsel contained in the Co-Counsel 10-K reflects reserves which are adequate to cover any reasonably expected liabilities for unresolved or outstanding workers compensation claims or claims under Co-Counsel's self-funded employee welfare plans.

         Section 4.10 Labor Relations. None of the employees of Co-Counsel is represented by any labor union. To the knowledge of Co-Counsel, there is no activity involving any employees of Co-Counsel seeking to certify a collective bargaining unit or engaging in any other organizational activity.

         Section 4.11 Permits; Compliance with Law. Co-Counsel is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Co-Counsel to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Co-Counsel Permits"), except where the failure to have any of the Co-Counsel Permits would not, individually or in the aggregate, have a Material Adverse Effect. Co-Counsel (i) is, and has been, in compliance with all laws, regulations, rules and orders, and reporting, licensing, certification, registration and qualification requirements applicable to its business or employees conducting its business, including, without limitation, any federal, state or local laws, statutes, regulations or ordinances, and any judicial or administrative orders or judgments thereunder and the common law, pertaining to all health, industrial hygiene and environmental laws, including the handing, storage, transportation and disposition of waste, any regulated waste hazardous, toxic substances or other products or materials used by Co-Counsel in the operations of its business, the breach or violation of which, individually or in the aggregate, has a Material Adverse Effect; and (ii) has received no notification or communication from any Governmental Entity (A) asserting that Co-Counsel is not in compliance with any of the foregoing, which noncompliance has a Material Adverse

Effect, or (B) threatening to revoke any Co-Counsel Permit, which revocation has a Material Adverse Effect.

         Section 4.12 Insurance. Co-Counsel maintains insurance against such risks and in such amounts as Co-Counsel reasonably believes are necessary to conduct its business. Co-Counsel has provided Olsten with true and accurate copies of all such policies. Co-Counsel is not in default with respect to any provisions or requirements of any such policy nor have any of them failed to give notice or present any claim thereunder in due and timely fashion, except for defaults or failures which, individually or in the aggregate, do not have a Material Adverse Effect. To the knowledge of Co-Counsel, Co-Counsel has not received any notice of cancellation or termination in respect of any of its insurance policies.

         Section 4.13 Property. The Co-Counsel Disclosure Schedule sets forth a true, complete and accurate list and description of all real property owned or leased by Co-Counsel as of the date hereof including, any leasehold estate which may been assigned by Co-Counsel, as assignor. Such description includes, with respect to each lease, the term thereof, the location and number of square feet of the premises thereof and the amount of base rent and additional rent (including escalations) payable thereunder. True, complete and accurate copies of the leases (including, but not limited to any subleases or assignment agreements, if any) set forth on the Co-Counsel Disclosure Schedule have been delivered to Olsten. Except as described in the following sentence, Co-Counsel has good, valid and marketable title to, or a valid leasehold in, all of its properties and assets (real, personal, mixed, tangible and intangible), including, without limitation, all of the properties and assets reflected in the balance sheet of Co-Counsel (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1995). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Co-Counsel.

         Section 4.14 Contracts. The Co-Counsel Disclosure Schedule lists all contracts, agreements and instruments to which Co-Counsel is a party or by which it or any of its properties or assets are bound: (a) which if terminated, canceled or materially modified, could reasonably be expected to have a Material Adverse Effect; (b) which involve payment obligations of any party thereto in excess of $25,000; (c) which continue in effect after December 31, 1997, (d) which require indemnification or contribution payments by any party thereto, or (e) which grant registration rights to any person or entity (collectively, the "Co-Counsel Contracts"). All of the Co-Counsel Contracts are in full force and effect, Co-Counsel is not is in breach, violation or default under any Co-Counsel Contract, and, to the knowledge of Co-Counsel, no condition exists which constitutes a breach, violation or default thereunder by Co-Counsel or gives rise to any right of termination, cancellation, prepayment or acceleration and Co-Counsel is not aware of any default by any other party to any Co-Counsel Contract nor of any event or condition which constitutes a breach thereunder.

         Section 4.15 Intellectual Property. Co-Counsel owns, possesses or has the right to use (perpetually and without payment of royalties), for the life of the proprietary right, all franchises, patents, trademarks, service marks, tradenames, licenses and authorizations which are necessary or useful to, or are currently used in its business (collectively, "Intellectual Property Rights"). The Co-Counsel Disclosure Schedule sets forth a true, correct and complete list and description of all such Intellectual Property Rights. Co-Counsel is not a licensor or licensee of any Intellectual Property Rights. All filings and other actions necessary to perfect the rights of Co-Counsel to its Intellectual Property Rights have been duly made in all jurisdictions where such rights are used by it except in such case, as does not have a Material Adverse Effect. Co-Counsel is not infringing any Intellectual Property Rights of any person or otherwise violating the rights of any person which could subject Co-Counsel to liabilities which would prevent Co-Counsel from conducting its business substantially in the manner in which it is now being conducted and no claim has been made or threatened against Co-Counsel alleging any such violation, except, in such case, as does not have a Material Adverse Effect.

         Section 4.16 Related Party Transactions. Except as disclosed in the Co-Counsel SEC Documents, there have been no material transactions between Co-Counsel on the one hand and (i) a record or beneficial owner of five percent or more of the voting securities of Co-Counsel or (ii) an affiliate of any such officer, director or beneficial owner, on the other hand.

         Section 4.17 Transaction Expenses. Co-Counsel does not currently and will not in the future have any liability or obligation (whether for the payment of fees or otherwise and whether or not conditioned on the occurrence, existence or absence of one or more events or circumstances) to any person or entity arising from or relating to services provided to Co-Counsel or Co-Counsel's affiliates in connection with any aspect of the preparation or negotiation of, or the consummation of the transactions contemplated by, this Agreement or the decision to engage in such preparation, negotiation and consummation.

         Section 4.18 Accounting Matters. To the knowledge of Co-Counsel, neither Co-Counsel nor any of its affiliates has, through the date of this Agreement, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Olsten or any of its affiliates) would prevent Olsten from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

         Section 4.19 Vote Required. The only vote of the holders of any class or series of Co-Counsel capital stock necessary to approve the Plan of Merger is the affirmative vote by the holders of two-thirds of the outstanding shares of Co-Counsel Common Stock entitled to vote thereon.

         Section 4.20 Affiliates. The Co-Counsel Disclosure Schedule sets forth a list of all persons who are, to the knowledge of Co-Counsel at the date hereof, "affiliates" of Co-Counsel for purposes of Rule 145 under the Securities Act (the "Co-Counsel Affiliates").

         Section 4.21 Certain Agreements. Except for the Co-Counsel Benefit Plans, Co-Counsel is not a party to any written or oral employment agreement, or other arrangement regarding employees (including the Co-Counsel Benefit Plans), directors or agents, including any (i) agreement with any executive officer or other employee of Co-Counsel the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Co-Counsel of the nature contemplated by this Agreement or (ii) agreement or plan, any of the benefits of or rights under which will be increased, or the vesting or payment of the benefits of or rights under which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Co-Counsel Common Stock, or shares of Co-Counsel Common Stock granted in connection with the performance of services for Co-Counsel, is or will be entitled to receive cash from Co-Counsel in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

         Section 4.22 Relationships with Clients. Co-Counsel is not engaged in any material dispute with any client of Co-Counsel, except for disputes which do not have a Material Adverse Effect. To Co-Counsel's knowledge, no client is considering termination or any adverse modification of its arrangements relating to businesses of Co-Counsel (other than terminations or modifications that occur in the ordinary course of business as a result of work orders being completed and which do not have a Material Adverse Effect).

         Section 4.23 Disclosure. No representation or warranty by Co-Counsel in this Agreement and no statement contained in any document or other writing furnished or to be furnished to Olsten or to Merger Sub or any of their representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading. All copies of all Co-Counsel Contracts and all other documents delivered to Olsten, Merger Sub or any of their representatives pursuant hereto are true, complete and accurate in all material respects.
There has been no event or transaction which has occurred or information which has come to the attention of Co-Counsel (other than events or information relating to economic conditions of general public knowledge) which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to prevent or impair the ability of the Surviving Corporation, after the Effective Time, to carry on the business of Co-Counsel in the same manner as it is presently being conducted.


                                   ARTICLE V

                       COVENANTS OF OLSTEN AND CO-COUNSEL
                               PENDING THE MERGER

         During the period from the date of this Agreement to the Effective Time, Olsten and Co-Counsel each agree that (except as contemplated or expressly permitted by this Agreement or to the extent that the other party shall otherwise agree in writing):

         Section 5.1 Ordinary Course. The business of Co-Counsel shall be conducted only in the ordinary course of business and in a manner consistent with past practice. Co-Counsel shall use all reasonable efforts to preserve substantially intact the business organization of itself, to keep available the services of its present officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it has a significant business relationship.

         Section 5.2 Governing Documents. No party shall amend or propose to amend its certificate of incorporation or by-laws or equivalent organizational documents, provided that Olsten shall be permitted to make non-material amendments to its bylaws.

         Section 5.3 Issuance of Securities. Co-Counsel shall not, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire any such shares, Voting Debt or convertible securities or other ownership interest, except for the issuance of Co-Counsel Common Stock issuable pursuant to the exercise of the Co-Counsel Warrants, the Representatives' Warrants and the Co-Counsel Stock Options disclosed in Section 4.2(b).

         Section 5.4 Dividends; Changes in Stock. No party shall, nor shall any party propose to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except in the case of Olsten (x) cash dividends or distributions paid on or with respect to a class of common stock all of which shares of common stock are owned directly or indirectly by Olsten and (y) it may continue the declaration and payment of its regular quarterly cash dividends) or (ii) reclassify, combine, split or subdivide any of its capital stock. Co-Counsel shall not redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock.

         Section 5.5 Acquisition Proposals. Co-Counsel will not and will direct its officers, directors, employees and any investment banker, financial advisor, attorney, accountant or other representative retained by Co-Counsel not to: (i) solicit or otherwise encourage any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below in this Section 5.5), or (ii) except to the extent permitted by the last sentence of this Section 5.5, agree to or endorse any Acquisition Proposal or engage in negotiations concerning, provide any nonpublic information to, or have any discussions with, any person relating to any Acquisition Proposal. Co-Counsel will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and, in connection therewith, will request that confidential information furnished by or on behalf of Co-Counsel to any such parties be returned to Co-Counsel immediately. Co-Counsel shall immediately notify Olsten of any negotiations, requests for nonpublic information or discussions with respect to an Acquisition Proposal and will keep Olsten fully informed of the status and details of any such Acquisition Proposal, indication or request. As used in this Agreement, "Acquisition Proposal" means any proposal or offer involving a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving Co-Counsel or any proposal or offer to acquire an equity interest (other than an immaterial equity interest) in, or a material portion of the assets of Co-Counsel other than the transactions contemplated by this Agreement. Notwithstanding any other provision of this Agreement, nothing contained in this Agreement shall prohibit Co-Counsel or Co-Counsel's Board of Directors (the "Counsel Board of Directors"): (A) from taking and disclosing to Co-Counsel's shareholders a position or making other disclosures contemplated by Rule 14e-2 promulgated under the Exchange Act as based upon advice of its outside legal counsel (which may be Co-Counsel's regularly engaged outside legal counsel) may be required by law; (B) from withdrawing, modifying or changing its recommendation to Co-Counsel's shareholders with respect to the Merger or (C) from taking, authorizing or permitting any action or actions in response to or in connection with any Acquisition Proposal, or any action contemplated by clause (ii) of the first sentence of this Section 5.5, if the Co-Counsel Board of Directors determines in good faith, based upon the advice of its outside legal counsel, that, in each such case, the failure to do so would violate its fiduciary duties to the holders of Co-Counsel Common Stock under applicable law.

         Section 5.6 No Acquisitions. Co-Counsel shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

         Section 5.7 No Dispositions. Co-Counsel shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of any material portion of its assets.

         Section 5.8 Indebtedness; Leases. Co-Counsel shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Co- Counsel or guarantee any debt securities of others or enter into, cancel, surrender, amend or modify any lease or sublease (whether such lease or sublease is an operating or capital lease) other than in each case in the ordinary course of business.

         Section 5.9 Advice of Changes; Governmental Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of:
(i) any material inaccuracy or breach of any of its representations, warranties or covenants contained in this Agreement and (ii) any material failure of a party or any officer, director, employee, agent or affiliate thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such advice shall not be taken into account in determining whether any of the conditions contained in
Article VII has been satisfied. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

         Section 5.10 Employee Arrangements. Co-Counsel shall not: (a) increase or agree to increase the compensation (whether cash or non-cash) payable or to become payable or the benefits provided or to be provided to its directors, officers or employees, except for: (i) increases in salary or wages of employees other than officers of Co-Counsel (whether in such capacity or otherwise) in accordance with past practices and not to exceed 5% on an annual basis; or (ii) increases required by the provisions of any Co-Counsel Benefit Plan as in effect on the date hereof; (b) grant or increase the amount of any severance or termination pay to, or enter into any employment or severance agreements with, any officers or employees of Co-Counsel; (c) enter into or amend any collective bargaining agreement; or (d) establish, adopt, enter into or amend any employee benefit or fringe benefit plans or arrangements for the benefit of any directors, officers or employees, including, without limitation, any plans or arrangements of the type set forth in Section 4.9 hereof; provided, however, that nothing in this Section 5.10 shall prevent the payment or other performance of any award or grant made prior to the date hereof and disclosed in the Co-Counsel SEC Documents, the Co-Counsel Disclosure Schedule or pursuant to this Agreement. For the purposes of this Section 5.10, the term "officer" shall mean only those persons who are required to file Form 3 or 4 under Section 16(a) of the Exchange Act.

         Section 5.11 No Dissolution, Etc. Neither Olsten nor Co-Counsel shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.

         Section 5.12 No Action. No party hereto will take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited) or as of the Effective Time.

         Section 5.13 Tax Returns. Co-Counsel will file all tax returns required to be filed by it (including estimated tax returns) and will pay all taxes due prior to the Effective Time.

         Section 5.14 Litigation. Without Olsten's prior written consent, Co-Counsel shall not, nor shall it permit any of its affiliates or representatives to, take any action with respect to any pending or threatened actions, suits or proceedings, including, without limitation, conducting settlement negotiations or entering into any binding settlement agreement, arrangement or understanding.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         Section 6.1 Preparation of S-4 and Proxy Statement. Co-Counsel shall as promptly as practicable prepare and file with the SEC the Proxy Statement and Olsten shall as promptly as practicable prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Olsten shall use its reasonable efforts, and Co-Counsel shall cooperate with Olsten, to have the S-4 declared effective by the SEC as promptly as practicable and to keep the S- 4 effective as long as is necessary to consummate the Merger. Olsten shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the S-4 to Co-Counsel and advise Co-Counsel of any verbal comments with respect to the S-4 received from the SEC. Co-Counsel shall use all reasonable efforts to cause the Proxy Statement to be mailed to its shareholders promptly after the S-4 is declared effective. Olsten shall use reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Class B Stock (and the Olsten Common Stock issuable upon conversion of such Class B Stock) pursuant to the Merger. If at any time prior to the Effective Time, any event with respect to Olsten or any of its Subsidiaries or with respect to other information supplied by Olsten or for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Co-Counsel. If at any time prior to the Effective Time, any event with respect to Co-Counsel or with respect to other information supplied by Co-Counsel for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Co-Counsel. Olsten shall advise Co-Counsel, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the denial or suspension of the qualification of the Class B Stock (or the Olsten Common Stock issuable upon conversion of such Class B Stock) issuable pursuant to the Merger for offering or sale in any jurisdiction or any request by the SEC for any amendment or supplement to the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

         Section 6.2 Letters of Accountants. (a) Olsten shall use reasonable best efforts to cause Coopers & Lybrand L.L.P. ("C&L"), Olsten's independent public accountants, to deliver to Olsten, a letter to the effect that pooling-of- interests accounting is appropriate for the Merger if it is closed and consummated in accordance with this Agreement, and Co-Counsel shall use reasonable best efforts to cause BDO Seidman L.L.P. ("Seidman"), Co-Counsel's independent public accountants, to cooperate fully with C&L (including without limitation, sharing information, analysis and work product, engaging in active discussions and delivering to Co-Counsel a letter substantially similar to C & L's letter to Olsten) in connection with C&L's delivery of such letter.

                 (b) Co-Counsel shall use reasonable best efforts to cause to be delivered to Olsten a letter of Seidman, Co-Counsel's independent public accountants, dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to Olsten, in form and substance reasonably satisfactory to Olsten and customary in form and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         Section 6.3 Accounting Matters. Neither Olsten, Co-Counsel nor any of their respective affiliates shall take or agree to take any action or fail to take any action that would prevent Olsten from accounting for the business combination to be effected by the Merger as a pooling-of-interests under GAAP. Without limitation of the foregoing, each party agrees that neither it nor its affiliates will, and it will direct its accountants not to, discuss with or make any written presentations to the SEC concerning the application of pooling-of-interests accounting, unless such party has provided to the other party a reasonable opportunity to participate fully in any such discussion or presentation. Each party shall promptly notify the other parties if at any time such party has knowledge of any fact or circumstance which causes such party to believe that C&L will not be able to deliver the letter referred to in
Section 6.2(a).

         Section 6.4 Access to Information. From the date hereof to the Effective Time, Olsten and Co-Counsel shall each afford to the other, and the officers, employees, accountants, counsel and other representatives of the other, access at all reasonable times to its officers, employees, agents, properties, offices, plants, other facilities and to all books and records (including tax returns), and shall furnish to the other party all financial, operating and other data and information as the other party, through its officers, employees or agents, may reasonably request. Each of Co-Counsel and Olsten agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 6.4 for any purpose unrelated to the consummation of the transaction contemplated by this Agreement. The Confidentiality Agreement dated January 4, 1996 between Olsten and Co-Counsel ("Co-Counsel Confidentiality Agreement") shall apply with respect to information furnished by Co-Counsel and Co-Counsel's representatives thereunder or hereunder and any other activities contemplated thereby.

         Section 6.5 Meeting of Shareholders. Co-Counsel shall promptly take all action necessary in accordance with the laws of the State of Texas, the Exchange Act, its articles of incorporation and its by-laws to convene a meeting of its shareholders for the purpose of approving this Agreement. Subject to Section 5.5, Co-Counsel will, through its Board of Directors, recommend to its shareholders approval of this Agreement and shall use its reasonable best efforts to obtain approval of this Agreement by its shareholders (except to the extent Co-Counsel's Board of Directors in good faith, determines that, based upon the advice of its outside legal counsel, to do so would violate its fiduciary duties to the holders of Co-Counsel Common Stock under applicable law).

         Section 6.6 Legal Conditions to Merger. Each of Co-Counsel and Olsten will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (including furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them in connection with the Merger.

         Section 6.7 Affiliates. Prior to the Closing Date, Co-Counsel shall notify Olsten in writing regarding any changes in the identity of the Co-Counsel Affiliates. Co-Counsel shall use all reasonable efforts to cause each Co-Counsel Affiliate to deliver to Olsten on or prior to the Closing Date an agreement in substantially the form previously agreed upon (each, an "Affiliate Agreement").

         Section 6.8 Stock Exchange Listing. Olsten shall use its reasonable best efforts to cause the shares of Olsten Common Stock, issuable upon conversion of the Class B Stock to be issued pursuant to this Agreement, to be listed on the NYSE, subject to notice of official issuance thereof.

         Section 6.9  Stock Options; Co-Counsel Warrants.

                 (a) At the Effective Time, each outstanding option to purchase Co-Counsel Common Stock which has been granted pursuant to the Co-Counsel Stock Option Plans (collectively, the "Co-Counsel Stock Options"), whether vested or unvested, and each outstanding right to acquire shares of Co-Counsel Common Stock pursuant to the Co-Counsel Warrants or the Representatives' Warrants, shall be assumed by Olsten. After the Effective Time, each (A) Co-Counsel Stock Option and each Co-Counsel Warrant shall automatically be deemed to constitute an option, warrant or right to acquire, on the same terms and conditions as were applicable under such Co-Counsel Stock Option or Co-Counsel Warrant, as the case may be, the number of shares of Class B Stock equal to the product obtained by multiplying (i) the number of shares of Co-Counsel Common Stock subject to the Co-Counsel Stock Option or the Co-Counsel Warrant, as the case may be, by (ii) the Conversion Number, at a price per share equal to the quotient obtained by dividing (x) the exercise price for the shares of Co-Counsel Common Stock subject to such Co-Counsel
Stock Option or Co-Counsel Warrant, as the case may be, by (y) the Conversion Number; (B) each of the then outstanding Representatives' Warrants shall automatically be deemed to constitute a warrant or right to acquire, on the same terms and conditions as were applicable under such Representatives' Warrants, the number of new units ("New Units") equal to the product obtained by multiplying (i) the number of then outstanding Representatives' Warrants by
(ii) the Conversion Number, at a price per New Unit equal to the quotient obtained by dividing (i) $3.90 by (ii) the Conversion Number and (C) with respect to each New Unit, any Co- Counsel Common Stock and Company Warrant obtained as a result of exercise of a converted Representatives' Warrant to acquire such New Unit, such Co-Counsel Common Stock and Co-Counsel Warrant shall be deemed to have been converted on the same basis as described in clause
(A) above; PROVIDED, HOWEVER, that the number of shares of Class B Stock that may be purchased upon exercise of such Co-Counsel Stock Option, Representatives' Warrant or Co-Counsel Warrant shall not include any fractional share and, upon exercise of such Co-Counsel Stock Option, Representatives' Warrant or Co-Counsel Warrant, a cash payment shall be made for any fractional share in accordance with the requirements of such Co-Counsel Stock Option, Representatives' Warrant or Co-Counsel Warrant; and PROVIDED FURTHER, that in the case of any Co-Counsel Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

                 (b) As soon as practicable after the Effective Time, Olsten shall deliver to each then holder of a Co-Counsel Stock Option, Co-Counsel Warrant or Representatives' Warrant, an appropriate notice setting forth such holder's right to acquire Class B Stock, and the Co-Counsel Stock Option agreement, Co-Counsel Warrant and Representatives' Warrant of each such holder shall be deemed to be appropriately amended so that such option continues in effect on the same terms and conditions as contained in the outstanding Co-Counsel Stock Option Agreement, Co-Counsel Warrant or Representatives' Warrant (subject to the adjustments required by this Section
6.9 after giving effect to the Merger).

                 (c) As soon as practicable after the Effective Time, Olsten shall file registration statements: (i) on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Class B Stock subject to Co-Counsel Stock Option Plans (and the shares of Olsten Common Stock into which such shares of Class B Stock are convertible) and (ii) on Form S-3 (or any successor form) or another appropriate form with respect to the shares of Class B Stock subject to the Co-Counsel Warrants (and the shares of Olsten Common Stock into which such shares of Class B Stock are convertible), and shall use its reasonable best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any Co-Counsel Stock Options or Co-Counsel Warrants remain outstanding.

         Section 6.10 Fees and Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                 (b) If Olsten terminates this Agreement as permitted under Section 8.1(d) as a result of the occurrence of any event described in clause (i) of Section 6.10(d) or as permitted under Section 8.1(g), or Co-Counsel terminates this Agreement as permitted under Section 8.1(f) or (g), then Co-Counsel shall pay to Olsten promptly, but in no event later than two Business Days, after such termination, an amount in immediately available funds equal to $500,000.

                 (c) If Olsten terminates this Agreement as permitted under Section 8.1(d) as a result of the occurrence of any event described in clause (ii) of Section 6.10(d) (so long as no event described in clause (i) of Section 6.10(d) has occurred), then Co-Counsel shall pay Olsten promptly, but in no event later than two Business Days after Olsten's demand therefor, an amount in immediately available funds equal to Olsten's reasonable, documented out-of-pocket expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby (including, without limitation, costs and disbursements of attorneys, accountants and investment bankers, filing fees and the expenses incurred in connection with printing and mailing the Proxy Statement and the S-4) up to $250,000; provided, however, that if within one year after such termination, Co-Counsel or any of its Subsidiaries has effected or has entered into an agreement to effect any Acquisition Proposal or any tender or exchange offer referred to in Section 6.10(d)(ii) is closed, then Co-Counsel shall pay to Olsten promptly, but in no event later than two Business Days, after the consummation of, or execution of any agreement relating to, such Acquisition Proposal, or consummation of such tender or exchange offer, in addition to the amount paid to Olsten in reimbursement of its expenses as provided above, an amount in immediately available funds, equal to the difference between $500,000 and the amount of such expenses previously paid by Co-Counsel to Olsten.

                 (d)      Each of the events described in the following clauses
(i) and (ii) is hereinafter referred to as a "Trigger Event":

                          (i)     The Co-Counsel Board of Directors shall have
(A) withdrawn or materially modified its approval or recommendation of this Agreement for any reason other than the occurrence of an event relating to Olsten which has a Material Adverse Effect or (B) postponed the date scheduled for Co-Counsel's shareholders' meeting relating to this Agreement (the "Co-Counsel Meeting") beyond September 30, 1996, without Olsten's prior written consent, which consent shall not be unreasonably delayed or withheld; or

                          (ii)    The Plan of Merger shall not have been
approved with the Co-Counsel Vote having been taken by the requisite vote of Co-Counsel shareholders as provided in Section 6.1 in circumstances when (a) an offer or proposal to effect an Acquisition Proposal (which was not encouraged or solicited by Olsten) with or for Co-Counsel has been publicly announced or
(b) any person or group (as defined in Section 13(d)(3) of the Exchange Act) ("Group") (other than Olsten or any of its affiliates) shall have become a beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Owner") of at least 15% of the outstanding shares of Co-Counsel Common Stock, or any person or group shall have commenced, or shall have publicly announced its intention to commence, a tender or exchange offer for at least 25% of the outstanding shares of Co-Counsel Common Stock unless at least five (5) days prior to the latest scheduled date for the Co-Counsel Meeting, such person or group publicly announces its withdrawal of such offer or intention not to commence such tender or exchange offer.

         Section 6.11 Brokers or Finders. Each of Olsten and Co-Counsel represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except De Bellas & Co., all of whose fees and expenses will be paid by Olsten in accordance with Olsten's agreement with such firm, and the persons disclosed in the Co-Counsel Disclosure Schedule, all of whose fees and expenses will be paid by Co-Counsel in accordance with Co-Counsel's agreement with such firms (true, correct and complete copies of which have been delivered by Co-Counsel to Olsten), and each of Olsten and Co-Counsel respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         Section 6.12 Indemnification. Olsten and Merger Sub agree that all rights to indemnification existing in favor of the present directors, officers and employees of Co-Counsel (solely in their capacities as such) or present directors of Co-Counsel serving or who served at Co-Counsel's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in Co-Counsel's articles of incorporation or bylaws (each as in effect on the date hereof), and the indemnification agreements with such present directors, officers and employees as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statutes of limitations applicable to such matters, and Olsten agrees to cause the Surviving Corporation to comply fully with its obligations hereunder and thereunder. Furthermore, the present Article XIII of the Articles of Incorporation of Co-Counsel shall not be modified or terminated for a period of at least four years after the Effective Time, except for modifications which enlarge the protection or rights of the directors.

         Section 6.13 Employment Agreements. At the Closing, Olsten shall offer or cause the Surviving Corporation to offer to enter into employment agreements with each of the individuals listed in Section 6.13 of the Co-Counsel Disclosure Schedule, each such agreement to be substantially in the form previously agreed to among Olsten, Co-Counsel and each such individual on or prior to the date hereof.

         Section 6.14 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations (including, without limitation, providing information and making all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) to consummate and make effective the transactions contemplated by this Agreement, subject to the Co-Counsel Vote, including cooperating fully with the other party. Except as otherwise contemplated herein, in any case at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action. Co-Counsel shall use its best efforts to cause Stephens Inc. to issue at the earliest practicable date, an opinion addressed to Co-Counsel or Co-Counsel's Board of Directors that the Conversion Number is fair, from a financial point of view, to Co-Counsel and the holders of Co-Counsel Common Stock (the "Fairness Opinion").

         Section 6.15 Reserved Shares; Eligibility for Rules 144 and 145. (a) On the date hereof, Olsten has, and at and following the Effective Time, Olsten shall have (i) sufficient shares of Class B Stock reserved for issuance (A) upon conversion of shares of Co-Counsel Common Stock in the Merger and (B) upon the exercise of all options and warrants to acquire shares of Class B Stock (including, after the Effective Time, all options to acquire Co-Counsel Common Stock and the Co-Counsel Warrants and the Representatives' Warrants assumed by Olsten pursuant to Section 6.9 hereof) and (ii) sufficient shares of Olsten Common Stock reserved for issuance upon conversion of all issued and outstanding Class B Stock and all Class B Stock issuable pursuant to clause (i) of this Section.

         (b) The shares of Olsten Common Stock acquired upon conversion of Class B Stock will be available for resale without restriction (i) immediately and without any limitation by those present holders of Co-Counsel Common Stock, the Co-Counsel Stock Options or the Co-Counsel Warrants who are not Co-Counsel Affiliates and (ii) immediately after expiration of the "Restricted Period" (as defined in the Affiliate Agreements) by the present holders of Co-Counsel Common Stock, the Co-Counsel Stock Options or the Co-Counsel Warrants who are Co-Counsel Affiliates and who comply with the requirements of Rule 145(d)(1) in effecting such resales. Olsten shall use all reasonable efforts to insure that Rule 144 and Rule 145 shall at all times remain available for Co-Counsel Affiliates to resell their shares of Olsten Common Stock. The parties confirm that since Olsten Common Stock (and Class B Stock) will be registered with the SEC in the S-4 and distributed in a public offering, no shares of such Olsten Common Stock or Class B Stock will be "restricted securities" within the meaning of Rule 144.

                                  ARTICLE VII

                              CONDITIONS OF MERGER

         Section 7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                 (a) Shareholder Approval. The Plan of Merger shall have been approved by the Co-Counsel Vote.

                 (b) NYSE Listing. The shares of Olsten Common Stock issuable upon conversion of Class B Stock to be issued pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                 (c) Other Approvals. Other than the filing provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity required in connection with the consummation of the Merger, the failure to obtain which has a Material Adverse Effect on Olsten and its Subsidiaries, taken as a whole (assuming the Merger had taken place), shall have been filed, occurred or been obtained. Olsten shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue the Class B Stock (and the Olsten Common Stock issuable upon conversion of such Class B Stock) pursuant to the Agreement.

                 (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                 (e) No Injunction or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that prior to invoking this condition, each party shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

         Section 7.2 Additional Conditions to Obligations of Olsten and Merger Sub. The obligations of Olsten and Merger Sub to effect the Merger are also subject to the following conditions (any one or more of which may be waived by Olsten and Merger Sub, but only in a writing signed by Olsten and Merger Sub):

                 (a) Representations and Warranties. All representations and warranties of Co-Counsel contained in this Agreement which are qualified with respect to Material Adverse Effect on Co-Counsel or materiality shall be true and correct, and all representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty was made on and as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                 (b) Agreements and Covenants. Co-Counsel shall have performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Effective Time.

                 (c) No Pending Proceedings. Neither Olsten nor Co-Counsel nor any Subsidiary of Olsten shall be required by the Department of Justice, the Federal Trade Commission or any other Governmental Entity to hold separate, sell or otherwise dispose of any Subsidiary or assets or properties, the effect of any of which would be to materially impair the value of the Merger to Olsten.

                 (d) Affiliate Agreements. Olsten shall have received from each Co-Counsel Affiliate (as defined in Section 4.22) an executed copy of an Affiliate Agreement.

                 (e) Compliance Certificate. Co-Counsel shall have delivered to Olsten a certificate, dated as of the Closing Date, signed by the President or any Vice President of Co-Counsel, certifying as to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Section 7.2.

                 (f) Appraisal Rights. Shareholders holding no more than 7.5% of the outstanding Co-Counsel Common Stock shall have demanded their appraisal rights under the TBCA.

                 (g) Opinion of Accountants. Olsten shall have received an opinion from C&L, in form reasonably satisfactory to Olsten, to the effect that the business combination to be effected by the Merger would be properly accounted for as a pooling-of-interests in accordance with GAAP and all published rules, regulations and policies of the SEC.

         Section 7.3 Additional Conditions to Obligation of Co-Counsel. The obligation of Co-Counsel to effect the Merger is also subject to the following conditions (any one or more of which may be waived by Co-Counsel, but only in a writing signed by Co-Counsel):

                 (a) Representations and Warranties. All representations and warranties of Olsten and Merger Sub contained in this Agreement which are qualified with respect to Material Adverse Effect on Olsten or materiality shall be true and correct, and all representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty is made as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                 (b) Agreements and Covenants. Olsten shall have performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Effective Time.

                 (c) Compliance Certificate. Olsten shall have delivered to Co-Counsel a certificate, dated the Closing Date, signed by the Chairman, President or any Vice President of Olsten, certifying as to the fulfillment of the conditions specified in paragraphs (a) and (b) of this Section 7.3.

                 (d) Tax Opinion. Co-Counsel shall have received an opinion from Bracewell & Patterson, L.L.P., dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) Co-Counsel will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by Co-Counsel as a result of the Merger; and (iv) no gain or loss will be recognized by any shareholder of Co-Counsel as a result of the Merger with respect to Co-Counsel Common Stock converted solely into Class B Stock (and the Olsten Common Stock issuable upon conversion of such Class B Stock. In rendering such opinion, such counsel may rely upon representations contained in certificates and this Agreement of Co-Counsel, Olsten, Merger Sub and others.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Co-Counsel:

                 (a) By mutual consent of the Board of Directors of Olsten and Co-Counsel Board of Directors; or

                 (b) By either Olsten or Co-Counsel, if the Merger shall not have been consummated by October 31, 1996 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                 (c) By either Olsten or Co-Counsel, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement, which breach has not been cured within fifteen (15) Business Days following receipt by the breaching party of notice of such breach, or if a court of competent jurisdiction or governmental regulatory or administrative agency or commission having proper jurisdiction and authority thereof shall have issued an order, decree or ruling (which order, decree or ruling the parties hereto shall use their best efforts to lift) prohibiting the transactions contemplated by this Agreement and such order, decree or ruling shall have become final and non-appealable; or

                 (d)      By Olsten, if a Trigger Event shall have occurred; or

                 (e) By Olsten or Co-Counsel, if the Co-Counsel Vote shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof; or

                 (f) By Co-Counsel, if Co-Counsel receives from any person other than Olsten or its affiliates an offer with respect to an Acquisition Proposal and the Co-Counsel Board of Directors so terminates in good faith, based upon the advice of its outside legal counsel, that such termination is required in the exercise of its fiduciary duties to the holders of Co-Counsel Common Stock under applicable law.

                 (g) By Olsten or Co-Counsel, if (i) Co-Counsel shall have not received the Fairness Opinion prior to the earlier of (x) June 3, 1996 and
(y) the date that the S-4 is ready for filing with the SEC or (ii) the Fairness Opinion shall have been withdrawn, modified or revoked.

         Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no obligations on the part of a party hereto or their respective directors or officers except for obligations of a party (but not its officers or directors) (a) with respect to this Section 8.2, the second and third sentences of Section 6.4 and Sections 6.10 and 6.11 and (b) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements, in each case, as set forth in this Agreement, except as otherwise provided in Section 9.7.

         Section 8.3 Amendment. This Agreement may only be amended by the parties hereto, prior to the Effective Time, in accordance with applicable law; provided, however, that, after approval of this Agreement by the shareholders of Co-Counsel under the TBCA, no amendment may be made which would require further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         Section 8.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements in this Agreement shall not survive beyond the Effective Time. This Section 9.1 shall not limit any covenant or agreement of any party hereto which by its express terms contemplates performance after the Effective Time.

         Section 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made upon receipt, if made or given by hand delivery, telecopier or facsimile transmission (electronically confirmed), or upon receipt by registered or certified mail (postage prepaid, return receipt requested) at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Olsten:

                          William P. Costantini, Esq.
                          Senior Vice President and General Counsel
                          Olsten
                          175 Broad Hollow Road
                          Melville, New York 11747
                          (516) 844-7250 (telephone)
                          (516) 844-7266 (telecopier)

                 with a copy to:

                          Marjorie Sybul Adams, Esq.
                          Gordon Altman Butowsky
                            Weitzen Shalov & Wein
                          114 West 47th Street
                          New York, New York 10036
                          (212) 626-0861 (telephone)
                          (212) 626-0799 (telecopier)

                 (b) if to Co-Counsel:

                          Joseph A. Turano, III
                          President
                          Co-Counsel, Inc.
                          3 Riverway, Suite 1140
                          Houston, TX 77056
                          (713) 961-5552 (telephone)
                          (713) 961-9133 (telecopier)
                 with a copy to:

                          Rick Wittenbraker, Esq.
                          Bracewell & Patterson, L.L.P.
                          711 Louisiana Street
                          Houston, Texas 77002
                          713-223-2900 (telephone)
                          713-221-1212 (telecopier)


         Section 9.3 Interpretation; Certain Definitions. When a reference is made in this agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The term "Material Adverse Effect" shall mean with respect to Olsten or Co-Counsel, as the case may be, an effect of such magnitude on Olsten or Co-Counsel, as the case may be, that is or that can reasonably be expected to be materially adverse to the business, results of operations or financial condition of Olsten or Co-Counsel, as the case may be. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.
Any reference to "the knowledge of" Co-Counsel or Olsten, as applicable, shall be deemed to refer to (a) in the case of Olsten, to the actual knowledge of any of its executive officers set forth in Section 9.3 of the Olsten Disclosure Schedule and (b) in the case of Co-Counsel, to the actual knowledge of any of its executive officers set forth in Section 9.3 of the Co-Counsel Disclosure Schedule.

         Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as otherwise provided in Section 6.9, 6.12 and 6.15, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

         Section 9.6 Governing Law. Except to the extent that the laws of the State of Texas or the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF OLSTEN, CO-COUNSEL, OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

         Section 9.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action makes the Agreement impossible to perform in which case this Agreement shall terminate pursuant to Article VIII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         Section 9.8 Publicity. The initial press release relating to this Agreement shall be a joint press release mutually satisfactory to the parties, and thereafter Co-Counsel and Olsten shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other and use their reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

         Section 9.9 Assignment. Except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 9.10 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         Section 9.11 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed on May 28, 1996, by the respective officers thereunto duly authorized.


                                        OLSTEN CORPORATION


                                        By:  /s/ ANTHONY J. PUGLISI
                                             --------------------------------
                                        Title:  Senior Vice President


                                        LAWYERS ACQUISITION CORP.


                                        By:  /s/ ANTHONY J. PUGLISI
                                             --------------------------------
                                        Title:  Senior Vice President



                                        CO-COUNSEL, INC.


                                        By:    /s/ JOSEPH A. TURANO, III
                                             --------------------------------
                                        Title:  President